                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                            SYCAMORE NETWORKS, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   1)Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
   2)Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
   3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
   4)Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
   5)Total fee paid:

-------------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)Amount previously paid:

-------------------------------------------------------------------------------
   2)Form, Schedule or Registration Statement No.:

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   3)Filing Party:

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   4)Date Filed:

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

                            SYCAMORE NETWORKS, INC.
                               150 Apollo Drive
                             Chelmsford, MA 01824

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 14, 2000

                               ----------------

To the Stockholders of Sycamore Networks, Inc.:

  The Annual Meeting of Stockholders of Sycamore Networks, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, December 14, 2000 (the "Annual Meeting") at 9:00 A.M., local time, at The Omni Parker House Hotel, 60 School Street, Boston, Massachusetts 02108 to consider and act upon the following matters:

  1. To elect two (2) members of the Board of Directors to serve for three-year terms as Class I Directors and until their respective successors are elected and qualified.

  2. To amend the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Corporation from 1,500,000,000 shares to 2,500,000,000 shares.

  3. To approve an amendment of the Corporation's 1999 Stock Incentive Plan to (a) increase the number of shares of common stock reserved for issuance under the plan by 25,000,000, and (b) revise the automatic annual share increase provision of the plan so that the number of shares of common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year of the Corporation by an amount equal to the lesser of (i) 18,000,000 shares, (ii) five percent (5%) of the number of shares of common stock outstanding on the first day of each fiscal year of the Corporation, or (iii) such lesser number of shares as determined by the Corporation's Board of Directors.

  4. To ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending July 31, 2001.

  5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders entitled to notice of and to vote at the meeting shall be determined as of October 24, 2000, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          Frances M. Jewels
                                          Secretary

Mail Date: November 6, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR VOTE BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            SYCAMORE NETWORKS, INC.
                               150 Apollo Drive
                             Chelmsford, MA 01824

                               ----------------

                                PROXY STATEMENT

                               ----------------

                               November 6, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sycamore Networks, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Thursday, December 14, 2000 (the "Annual Meeting") at 9:00 A.M., local time, at The Omni Parker House Hotel, 60 School Street, Boston, Massachusetts 02108, and any adjournments thereof. This Proxy Statement and the form of proxy were first mailed to stockholders on or about November 6, 2000.

  Only stockholders of record as of October 24, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of
that date, [   ] shares of common stock, $.001 par value (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Corporation.

  All share and per share information in this Proxy Statement has been adjusted to reflect all stock splits.

                     VOTING SECURITIES AND VOTES REQUIRED

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the Record Date is entitled to one vote. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be counted as present at the Annual Meeting.

  In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

  The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of the proposal to amend the Corporation's 1999 Stock Incentive Plan and for approval of the ratification of PricewaterhouseCoopers LLP as auditors for the fiscal year ending July 31, 2001. Abstentions have the practical effect of a vote against these proposals, as will broker non-votes in the case of the proposal to amend the Corporation's 1999 Stock Incentive Plan.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary for approval of the proposal to amend the Corporation's Amended and Restated Certificate of Incorporation. Accordingly, abstentions have the practical effect of a vote "against" this proposal.

  The persons named as attorneys in the proxies are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

  The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Voting Shares Registered Directly in the Name of the Stockholder

  Stockholders with shares registered directly in their name in the Corporation's stock records maintained by the Corporation's transfer agent, Boston EquiServe, may vote their shares (1) through the Internet, (2) by making a toll-free telephone call from the U.S. and Canada to Boston EquiServe or (3) by mailing their signed proxy card. Specific voting instructions are set forth on the enclosed proxy card. Votes submitted through the Internet or by telephone through Boston EquiServe must be received by Boston EquiServe by 5:00 P.M. on December 13, 2000.

Voting Shares Registered in the Name of a Brokerage Firm or Bank

  Stockholders with shares registered in the name of a brokerage firm or bank participating in the ADP Investor Communication Services program may vote their shares through the Internet or by telephone in accordance with the instructions set forth on the voting form or by mailing their signed voting form. Votes submitted through the Internet or by telephone through the ADP program must be received by ADP Investor Communication Services by 5:00 P.M. on December 13, 2000.

Revocation of Proxies Submitted Electronically or by Telephone

  To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of September 29, 2000, with respect to beneficial ownership of Common Stock by: (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock outstanding as of such date; (ii) each director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Compensation and Other Information Concerning Directors and Officers"; and (iv) all directors and executive officers as a group.

  For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise noted in the footnotes below, the Corporation believes that each person or entity named in the table has sole voting and investment power with respect to all shares of its Common Stock shown as beneficially owned by them, subject to applicable community of property laws. The percentage of shares of Common Stock outstanding is based on 272,765,327 shares of Common Stock outstanding as of September 29, 2000. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of September 29, 2000 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                                   Percentage
                                              Amount and Nature of     of
Name and Address of Beneficial Owner(1)       Beneficial Ownership Outstanding
---------------------------------------       -------------------- -----------
Gururaj Deshpande(2).........................      47,222,807         17.3
Daniel E. Smith(3)...........................      42,946,349         15.7
Ryker Young(4)...............................       2,473,107          1.0
Frances M. Jewels............................       1,161,905            *
Kurt Trampedach..............................       1,128,000            *
Jeffry A. Kiel...............................       1,057,660            *
Timothy A. Barrows(5)........................      16,102,355          5.9
Paul J. Ferri(5).............................      15,215,641          5.6
John W. Gerdelman(6).........................         101,850            *
Matrix V Management Co., L.L.C.(7)...........      15,002,607          5.5
Platyko Partners, L.P........................      21,775,000          8.0
The Gururaj Deshpande Grantor Retained
 Annuity Trust...............................      17,918,400          6.6
All executive officers and directors as a
 group (17 persons)(8).......................     135,374,263         49.4

--------
 * Less than 1% of the total number of outstanding shares of Common Stock.
(1) Except as otherwise noted, the address of each person owning more than 5% of the outstanding shares of Common Stock is: c/o Sycamore Networks, Inc., 150 Apollo Drive, Chelmsford, Massachusetts 01824.
(2) Includes 3,937,500 shares held by the Deshpande Irrevocable Trust and 17,918,400 shares held by the Gururaj Deshpande Grantor Retained Annuity Trust. Mr. Deshpande's wife serves as a trustee of each of these trusts. Mr. Deshpande disclaims beneficial ownership of these shares.
(3) Includes 21,775,000 shares held by Platyko Partners, L.P., of which Mr. Smith and his wife serve as general partners.
(4) Includes 180,000 shares held by the E. Ryker Young Irrevocable Trust. Mr. Young disclaims beneficial ownership of these shares.
(5) Includes 13,284,540 shares held by Matrix Partners V, L.P. and 1,718,067 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of each of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of the Corporation, are general partners of Matrix V Management Co., L.L.C. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their general partnership interests in Matrix V Management Co., L.L.C.
(6) Includes 90,000 options that are currently exercisable.
(7) Comprised of 13,284,540 shares held by Matrix Partners V, L.P. and 1,718,067 shares held by Matrix V Entrepreneurs Fund, L.P. Matrix V Management Co., L.L.C. is the general partner of each of Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. Messrs. Barrows and Ferri, directors of the Corporation, are general partners of Matrix V Management Co., L.L.C. Messrs. Barrows and Ferri disclaim beneficial ownership of the shares held by Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P. except to the extent of their pecuniary interests therein arising from their general partnership interests in Matrix V Management Co., L.L.C. The address of Matrix V Management Co., L.L.C. is 1000 Winter Street, Suite 4500 Waltham, MA 02154.
(8) Includes an aggregate of 1,084,107 options that are currently exercisable.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  In accordance with the Corporation's Amended and Restated Certificate of Incorporation, the Corporation's Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.

  Two Class I Directors will be elected at the Annual Meeting for three-year terms. The Class I nominees, Messrs. Barrows and Gerdelman, currently are serving as directors of the Corporation.

  Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for Messrs. Barrows and Gerdelman will be voted FOR the election of all nominees. Messrs. Barrows and Gerdelman will be elected to hold office until the Annual Meeting of Stockholders to be held in 2003 and until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

  The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's current term will expire and the class of director of each nominee or director.

Nominee or Director's
Name and Year Nominee                                                     Year Current
or Director First Became                                                   Term Will   Class of
a Director                Position(s) Held                                   Expire    Director
------------------------  ----------------------------------------------- ------------ --------
Gururaj Deshpande
 (1998).................  Chairman of the Board of Directors                  2001        II
Daniel E. Smith (1998)..  President, Chief Executive Officer and Director     2002       III
Timothy A. Barrows
 (1998).................  Director                                            2000         I
Paul J. Ferri (1998)....  Director                                            2001        II
John W. Gerdelman
 (1999).................  Director                                            2000         I

  The Nominees to serve for three-year terms as Class I Directors and until their respective successors are elected and qualified are:

Timothy A. Barrows...................     Timothy A. Barrows has served as a
                                          director since February 1998. Mr.
                                          Barrows has been a general partner
                                          of Matrix V Management Co., LLC
                                          since September 1985. Mr. Barrows
                                          also serves on the board of
                                          directors of SilverStream Software,
                                          Inc.

John W. Gerdelman....................     John W. Gerdelman has served as a
                                          director since September 1999. Mr.
                                          Gerdelman has been Managing Director
                                          of River 2 Communications since
                                          January 2000. From April 1999
                                          through December 1999, he was
                                          President and Chief Executive
                                          Officer of USA Net Inc. Mr.
                                          Gerdelman was employed by MCI
                                          Telecommunications Corporation as
                                          President of the Network and
                                          Information Technology Division from
                                          September 1994 to April 1999 and
                                          Senior Vice President of Sales and
                                          Service Operations from June 1992 to
                                          September 1994. Mr. Gerdelman also
                                          serves on the board of directors of
                                          Genuity Inc.

Recommendation of the Board of Directors

  The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above.

Board of Directors' Meetings and Committees

  During fiscal year 2000, the Board of Directors held eleven meetings. No director serving on the Board of Directors in fiscal 2000 attended fewer than 75% of such meetings of the Board of Directors and the Committees on which he serves.

  The Board of Directors has established a Compensation Committee and an Audit Committee.

 Compensation Committee

  The Compensation Committee, which consists of Messrs. Ferri and Barrows, is responsible for establishing and monitoring policies governing compensation of executive officers. The Committee has the responsibility to review the performance and compensation levels for executive officers, set salary and bonus levels for these individuals and make restricted stock awards or option grants for these individuals under the Corporation's option plan. The objectives of the Committee are to correlate executive officer compensation with the Corporation's business objectives, profitability and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Committee will seek to reward executives in a manner consistent with the Corporation's annual and long-term performance goals and to recognize individual initiative and achievement among executive officers. During fiscal 2000, the Compensation Committee held three meetings. For additional information concerning the Compensation Committee, see "Compensation Committee Report on Executive Compensation."

 Audit Committee

  The Audit Committee consists of Messrs. Ferri, Barrows and Gerdelman, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers. The Audit Committee reviews the professional services provided by the Corporation's independent accountants, the independence of such accountants from the Corporation's management, the Corporation's annual and quarterly financial statements and the Corporation's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

  The Corporation's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. During fiscal 2000, the Audit Committee held four meetings. In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for the year ended July 31, 2000, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with PricewaterhouseCoopers LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented), (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented), and
(iv) discussed with the PricewaterhouseCoopers LLP, its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended July 31, 2000.

                                   MANAGEMENT

Executive Officers and Directors

  The executive officers and directors of the Corporation, and their respective ages and positions as of October 24, 2000, are as follows:

Name                     Age                     Position
----                     ---                     --------
Gururaj Deshpande.......  49 Chairman of the Board of Directors

Daniel E. Smith.........  51 President, Chief Executive Officer and Director

Frances M. Jewels.......  35 Chief Financial Officer, Vice President, Finance
                             and Administration, Treasurer and Secretary

Chikong Shue............  49 Executive Vice President, Central Engineering

                             Senior Vice President, Worldwide Sales and
Ryker Young.............  36 Support

Richard A. Barry........  34 Chief Technical Officer

Anita Brearton..........  41 Vice President, Corporate Marketing

John E. Dowling.........  47 Vice President, Operations

                             Vice President and General Manager, Core
Jeffry A. Kiel..........  36 Switching

Kevin J. Oye............  42 Vice President, Business Development

Jonathan Reeves.........  40 Vice President and General Manager, Optical Edge

                             Vice President and General Manager, Core
Eric A. Swanson.........  40 Networking

Kurt Trampedach.........  56 Vice President, International Sales

Leif Uptegrove..........  42 Vice President and General Manager, Transport

Timothy A.
 Barrows(1)(2)..........  43 Director

Paul J. Ferri(1)(2).....  61 Director

John W. Gerdelman(1)....  48 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

  Set forth below is information regarding the professional experience for each of the above-named persons.

  Gururaj Deshpande has served as Chairman of the Corporation's Board of Directors since its inception in February 1998. He served as the Corporation's Treasurer and Secretary from February 1998 to June 1999 and as the Corporation's President from February 1998 to October 1998. Before founding the Corporation, Mr. Deshpande founded Cascade Communications Corp., a provider of wide area network switches. From October 1990 to April 1992, Mr. Deshpande served as President of Cascade and from April 1992 to June 1997, he served as Cascade's Executive Vice President of Marketing and Customer Service. Mr. Deshpande was a member of the board of directors of Cascade since its inception and was chairman of the board of directors of Cascade from 1996 to 1997.

  Daniel E. Smith has served as the Corporation's President, Chief Executive Officer and as a member of the Corporation's Board of Directors since October 1998. From June 1997 to July 1998, Mr. Smith was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment. Mr. Smith was also a member of the board of directors of Ascend Communications, Inc. during that time. From April 1992 to June 1997, Mr. Smith served as President and Chief Executive Officer and a member of the board of directors of Cascade Communications Corp.

  Frances M. Jewels has served as the Corporation's Vice President of Finance and Administration, Treasurer and Secretary since June 1999 and Chief Financial Officer since July 1999. From June 1997 to June 1999, Ms. Jewels served as Vice President and General Counsel of Ascend Communications, Inc. From April 1994 to June 1997, Ms. Jewels served as Corporate Counsel of Cascade Communications Corp. Prior to April 1994, Ms. Jewels practiced law in private practice and, prior to that, practiced as a certified public accountant.

  Chikong Shue has served as the Corporation's Executive Vice President, Central Engineering since July 2000. From July 2000 to May 2000, Mr. Shue served as the Corporation's Executive Vice President, Transport and Central Engineering and from August 1998 to April 2000, Mr. Shue served as the Corporation's Vice President of Engineering. From June 1997 to July 1998, Mr. Shue was Vice President of Software and Systems Engineering of the Core Switching Division of Ascend Communications, Inc. Mr. Shue was a co-founder of Cascade Communications Corp. and served as director of software engineering at Cascade from May 1991 to August 1994 and as a corporate fellow and Vice President of Cascade's Remote Access Engineering division from September 1994 until March 1997.

  Ryker Young has served as the Corporation's Senior Vice President, Worldwide Sales and Support since October 2000. From August 1998 to October 2000, Mr. Young served as the Corporation's Vice President, Sales. From July 1997 to August 1998, Mr. Young was Central Region Director of Sales for Ascend Communications, Inc. From January 1996 to June 1997, Mr. Young was the South Central Regional District Manager for Cascade Communications Corp. From October 1994 to December 1995, Mr. Young was Major Account Manager for Cisco Systems, Inc.

  Richard A. Barry has served as the Corporation's Chief Technical Officer since July 1999 and as the Corporation's Director of Architecture from the Corporation's inception in February 1998 to July 1999. Prior to co-founding the Corporation, from September 1994 to February 1998, Mr. Barry was Chief Network Architect of the Advanced Networks Group at MIT's Lincoln Laboratory. Mr. Barry was an assistant professor in the Electrical Engineering and Computer Science Department at George Washington University from September 1993 to August 1994.

  Anita Brearton has served as the Corporation's Vice President, Corporate Marketing since July 1999 and as Director of Marketing Programs from September 1998 to July 1999. From September 1997 to August 1998, Ms. Brearton served as Vice President of Marketing for Artel Video Systems, Inc., a producer of fiber optic video transmission and routing products. From June 1997 to September 1997, Ms. Brearton was Director of Marketing Programs for the core switching division of Ascend Communications, Inc. Ms. Brearton served as Director of Marketing Programs for Cascade Communications Corp. from November 1995 to June 1997. From July 1980 to August 1995, Ms. Brearton held several positions at General DataCom Industries, Inc., most recently as International Marketing Programs Manager.

  John E. Dowling has served as the Corporation's Vice President of Operations since August 1998. From July 1997 to August 1998, Mr. Dowling served as Vice President of Operations of Aptis Communications, a manufacturer of carrier-class access switches for network service providers. Mr. Dowling served as Vice President of Operations of Cascade Communications Corp. from May 1994 to June 1997.

  Jeffry A. Kiel has served as the Corporation's Vice President and General Manager, Core Switching since May 2000. From July 1999 to April 2000, Mr. Kiel served as Vice President, Product Marketing and as Director of Marketing from September 1998 to July 1999. Mr. Kiel served as Director of Product Marketing at Ascend Communications, Inc. from June 1997 to September 1998. From August 1996 to June 1997, Mr. Kiel served as Product Marketing Manager of Cascade Communications Corp. From October 1993 to August 1996, Mr. Kiel was Senior Manager, Technical Staff at BellSouth Telecommunications.

  Kevin J. Oye has served as the Corporation's Vice President, Business Development since October 1999. From March 1998 to October 1999, Mr. Oye served as Vice President, Strategy and Business Development at Lucent Technologies, Inc. and from September 1993 to March 1998, Mr. Oye served as the Director of Strategy,

Business Development, and Architecture at Lucent Technologies, Inc. From June 1980 to September 1993, Mr. Oye held various positions with AT&T Bell Laboratories where he was responsible for advanced market planning as well as development and advanced technology management.

  Jonathan Reeves has served as the Corporation's Vice President and General Manager, Optical Edge since September 2000. From January 1999 to September 2000, Mr. Reeves was President, Chief Executive Officer and Chairman of Sirocco Systems, Inc. From June 1997 to November 1998, Mr. Reeves served as Vice President of Strategic Planning of Ascend Communications. From January 1997 until June 1997, Mr. Reeves served as Vice President and General Manager of Broadband Access at Cascade Communications. From June 1995 to January 1997, Mr. Reeves served as Chief Executive Officer and Chairman of Sahara Networks, Inc.

  Eric A. Swanson, a co-founder of the Corporation, has served as the Corporation's Vice President and General Manager, Core Networking since May 2000. From the Corporation's inception in February 1998 to April 2000, Mr. Swanson served as the Corporation's Chief Scientist. From 1982 to February 1998, Mr. Swanson was Associate Group Leader of the Advanced Networks Group at MIT's Lincoln Laboratory.

  Kurt Trampedach has served as the Corporation's Vice President of International Sales since July 1999. From June 1999 to July 1999, Mr. Trampedach was Vice President, Carrier Market Development for Lucent Technologies, Inc. From June 1997 to June 1999 he was Vice President, Carrier Market Development for Ascend Communications, Inc. From September 1996 to June 1997, Mr. Trampedach was Vice President, International Sales for Cascade Communications Corp. Mr. Trampedach was Vice President, European Operations for Alcatel USA, Inc. from April 1994 to September 1996.

  Leif Uptegrove has served as the Corporation's Vice President and General Manager, Transport since July 2000. From August 1998 to July 2000, Mr. Uptegrove served as the Corporation's Director, SQA. From June 1997 to July 1998, Mr. Uptegrove served as a Consulting Engineer at Ascend Communications, Inc. From September 1992 to June 1997, Mr. Uptegrove held several positions at Cascade Communications Corp., most recently as Manager, SQA and Consulting Engineer.

  Timothy A. Barrows has served as a director since February 1998. Mr. Barrows has been a general partner of Matrix V Management Co., LLC since September 1985. Mr. Barrows also serves on the board of directors of SilverStream Software, Inc.

  Paul J. Ferri has served as a director since February 1998. Mr. Ferri has been a general partner of Matrix V Management Co., LLC, a venture capital firm, since February 1982. Mr. Ferri also serves on the board of directors of Sonus Networks, Inc. and Applix, Inc.

  John W. Gerdelman has served as a director since September 1999. Mr. Gerdelman has been Managing Director of River 2 Communications since January 2000. From April 1999 through December 1999, he was President and Chief Executive Officer of USA Net Inc. Mr. Gerdelman was employed by MCI Telecommunications Corporation as President of the Network and Information Technology Division from September 1994 to April 1999 and Senior Vice President of Sales and Service Operations from June 1992 to September 1994. Mr. Gerdelman also serves on the board of directors of Genuity Inc.

  Each executive officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the directors or executive officers of the Corporation.

                 COMPENSATION AND OTHER INFORMATION CONCERNING
                            DIRECTORS AND OFFICERS

Executive Compensation

  The table below sets forth, for the fiscal year ended July 31, 2000, the compensation earned by:

  .  the Corporation's Chief Executive Officer; and

  . the four other most highly compensated executive officers who received annual compensation in excess of $100,000, collectively referred to below as the Named Executive Officers.

  In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Corporation's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                         Summary Compensation Table(1)

                                                                         Long-Term
                                                                       Compensation
                                Annual Compensation                       Awards
                         --------------------------------------- -------------------------
                                                                  Securities
                                                    Other Annual  Underlying   All Other
                         Year Salary      Bonus     Compensation Options/SARS Compensation
                         ---- -------    -------    ------------ ------------ ------------
                                ($)        ($)          ($)          (#)          ($)
Daniel E. Smith
 President and Chief     2000 100,000        --          --             --        --
 Executive
  Officer............... 1999  73,077(2)     --          --             --        --

Ryker Young
 Senior Vice President,
  Worldwide              2000 125,000    650,920(3)      --             --        --
  Sales and Support..... 1999 117,788     49,998(4)    9,326(5)     180,000       --

Kurt Trampedach          2000 125,000     98,723(6)      --             --        --
 Vice President,
  International Sales... 1999     -- (7)     --          --       1,125,000       --

Frances M. Jewels
 Chief Financial
   Officer, Vice
   President, Finance
   and
  Administration,
   Treasurer and         2000 125,000     30,000         --             --        --
  Secretary............. 1999  22,980(8)     --          --         180,000       --

Jeffry A. Kiel
 Vice President and
  General                2000 100,000     25,000         --             --        --
  Manager, Core
  Switching............. 1999  84,769        --          --         360,000       --

--------
(1) As of July 31, 2000, the remaining number of shares of restricted Common Stock held by the above executive officers that had not vested and the value of this stock was as follows: Mr. Smith: 6,581,250 shares, $811,513,536; Mr. Young: 1,875,532 shares, $231,266,037; Ms. Jewels:
    900,000 shares, $110,881,260; and Mr. Kiel: 585,000 shares, $72,141,849.
    The value is based on the fair market value at July 31, 2000 ($123.3125 per share as quoted on the Nasdaq National Market) less the purchase price paid per share. Holders of restricted Common Stock are entitled to receive any dividends the Corporation may pay on its Common Stock.

(2) Represents compensation Mr. Smith received in fiscal 1999. Mr. Smith joined the Corporation in October 1998.
(3) Includes $630,920 of commissions paid in fiscal 2000.
(4) Represents advance commission income.
(5) Represents reimbursement for relocation expenses.
(6) Includes $92,473 of commissions paid in fiscal 2000 and $6,250 sign-on bonus.
(7) No compensation was paid in fiscal 1999. Mr. Trampedach joined the Corporation in July 1999.
(8) Represents compensation Ms. Jewels received in fiscal 1999. Ms. Jewels joined the Corporation in May 1999.

Change in Control Agreements

  Each of the Corporation's executive officers has entered into a change in control agreement with the Corporation. Under these agreements, each option or restricted stock grant held by the executive officer which is scheduled to vest within the 12 months after the effectiveness of a change of control of the Corporation will instead vest immediately prior to the change in control. In addition, in the event of a "Subsequent Acquisition" of the Corporation (as defined in these agreements) following a change in control, all options or restricted stock granted by the Corporation to such officers will vest immediately prior to the effectiveness of such acquisition. If an officer is subject to any excise tax on amounts characterized as excess parachute payments, due to the benefits provided under this agreement, the officer shall be entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes the officer may incur.

  In the event of a termination of an executive officer's employment following a change of control, either by the surviving entity without cause or by the executive due to a constructive termination, (1) all options and restricted stock of the officer vest, (2) the officer is entitled to continued paid coverage under the Corporation's group health plans for 18 months after such termination, (3) the officer shall receive a pro rata portion of his or her incentive bonus for the year in which the termination occurred, (4) the officer shall receive an amount equal to 18 months of his or her base salary and (5) the officer shall receive an amount equal to 150% of his or her annual incentive bonus for the year in which the termination occurred.

  Under these agreements, each executive officer agrees to abide by the Corporation's confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit the Corporation's employees or customers.

Compensation Committee Report on Executive Compensation

  The Compensation Committee is comprised of two outside directors of the Board of Directors and is responsible for establishing and monitoring policies governing the compensation of executive officers.

Compensation Philosophy

  Since the Corporation's inception in February of 1998, the Corporation sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of restricted stock and stock options. As such, the salary component of the executive officers compensation reflected base salary at a lower level and the stock component at a higher level than that of a more established company in the same industry. In fiscal 2000, compensation for the Corporation's executive officers consisted of base salary and potential bonuses based upon the executive officer's individual performance.

  During fiscal 2000, the Corporation engaged a compensation consultant firm to survey the compensation practices of companies in the Corporation's industry to ascertain whether the Corporation's compensation structure (a) is competitive in the industry; (b) motivates executive officers to achieve the Corporation's business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. This survey showed that base salaries of the Corporation's executive officers were at the low to mid-range level of comparable companies. The Committee also reviewed the Corporation's financial performance in fiscal 2000, certain milestones achieved by the Corporation (including several new product introductions, sales levels, profitability and the Corporation's successful initial and follow on public offerings) and individual executive officer duties.

 Base Salary

  Base salaries for fiscal 2000 reflected the Corporation's position as a start up company. Based on the review of the market data submitted by the consulting firm, the Committee set executive compensation for the upcoming fiscal year within the range of compensation of executive officers who have comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success. The Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate the Corporation effectively and align the interests of its executive officers with the long-term interests of stockholders.

 Performance Bonuses

  During fiscal 2000, the Corporation's bonus plan was based upon certain individual objectives and upon individual performance during the year. The Committee implemented a bonus plan for the upcoming fiscal year which will pay out a portion of the annual cash compensation of each executive officer based upon the performance of the Corporation, as well as individual performance. The Committee intends to approve an executive bonus plan each year.

 Long-Term Equity Incentives

  The Committee strongly believes in granting restricted stock or stock options to the Corporation's executive officers to tie executive officer compensation directly to the long-term success of the Corporation and increases in stockholder value. During fiscal 2000, the Committee reviewed the stock and option holdings of the Named Executive Officers and determined that the stock and option holdings of the Named Executive Officers adequately aligned their interests with those of the stockholders of the Corporation.

  In determining the size of each stock option grant awarded to each executive officer in the future, the Committee intends to take into account the executive officer's position with the Corporation, the executive officer's past performance and the number and price of unvested options and restricted stock then held by the executive officer. Stock options granted to executive officers under the Corporation's 1999 Stock Incentive Plan generally have an exercise price equal to the fair market value on the date of grant and vest over a five-year period, subject to acceleration of vesting upon a change in control of the Corporation.

Chief Executive Officer Compensation

  Mr. Smith has served as the Corporation's Chief Executive Officer since October 1998. As described above for the Corporation's other executive officers, Mr. Smith's base salary for fiscal 2000 was established by the Corporation based upon the start up nature of the Corporation. After consideration of Mr. Smith's significant equity interest in the Corporation , Mr. Smith's salary for fiscal 2000 remained virtually unchanged, on an annualized basis, from the previous year and was below the low-point of the range of comparable companies. Mr. Smith did not receive a bonus for fiscal 2000 and was not granted any restricted stock or stock options in fiscal 2000. The Compensation Committee may adjust Mr. Smith's salary in the future, based upon comparative salaries of chief executive officers in the Corporation's industry, and other factors which may include the financial performance of the Corporation and Mr. Smith's success in meeting strategic goals.

Policy on Deductibility of Executive Compensation

  The Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on the Corporation in the near future. The Committee believes that stock options granted under the Corporation's 1999 Stock Incentive Plan meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

                                   Respectfully submitted by the Compensation
                                    Committee:

                                   Paul J. Ferri
                                   Timothy A. Barrows

Compensation Committee Interlocks and Insider Participation

  Prior to the appointment of the Compensation Committee, the Corporation's full Board of Directors (which includes Messrs. Deshpande and Smith) was responsible for the functions of a Compensation Committee. No interlocking relationship exists between any member of the Corporation's Board of Directors or its Compensation Committee and any member of the Board of Directors or compensation committee of any other company.

Compensation of Directors

  The Corporation reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees. Pursuant to the Corporation's 1999 Non-Employee Director Plan, (the "Director's Option Plan"), all directors who are not employees of the Corporation are automatically granted non-qualified stock options to purchase 90,000 shares of Common Stock upon the latest to occur of (i) their initial appointment to the Board of Directors or (ii) August 17, 1999. Thereafter, on an annual basis immediately following each annual meeting of stockholders, each non-employee director is granted an option to purchase 30,000 shares of Common Stock. Under the plan, options are fully exercisable on the date of grant, however, shares purchased on exercise of such options are subject to repurchase by the Corporation prior to completion of the applicable vesting period. The exercise price per share of all options granted under the Director's Option Plan is equal to the fair market value of the Corporation's Common Stock on the date of grant, and such options expire on the date which is ten years from the date of option grant. Options to purchase 270,000 shares of Common Stock were granted in fiscal 2000 under the Director's Option Plan.

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering through July 31, 2000, with the cumulative total return on the S&P 500 and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on October 22, 1999 (the date of the Corporation's initial public offering) in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

            Comparison of Five Year* Cumulative Total Return Among
                           Sycamore Networks, Inc.,
                                The S&P 500 and
                      The Nasdaq Telecommunications Index

                                                        Sycamore  S&P    Nasdaq
                                                        Networks  500   Telecomm
                                                        -------- ------ --------
October 22, 1999.......................................  100.00  100.00  100.00
January 28, 2000.......................................  815.46  104.50  139.06
July 31, 2000..........................................  973.52  109.92  117.08

--------
* Prior to October 22, 1999 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

  Notwithstanding anything to the contrary set forth in any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed incorporated by reference into any such filings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During October 1999, Kevin Oye, the Corporation's Vice President of Business Development, purchased an aggregate of 7,893 shares of Common Stock for $12.67 per share pursuant to a stock option agreement that gives the Corporation the right to repurchase all or a portion of the shares at their purchase price in the event that Mr. Oye ceases to be employed by the Corporation. Mr. Oye's purchase of the Corporation's stock was financed by a loan from the Corporation in the principal amount of $99,978 that bears interest at 8.25% per annum. This loan is due December 1, 2000 and is secured by shares of the Corporation's Common Stock. The repurchase right lapses over a period of five years from the date of issue, subject to acceleration of such lapse upon a change in control of the Corporation. During fiscal 1999, Eric Swanson, the Corporation's Vice President and General Manager, Core Networking, purchased an aggregate of 1,912,500 shares of Common Stock. Mr. Swanson's purchases of such Common Stock were financed by loans from the Corporation in an aggregate principal amount of $180,000 which were repaid in full in March, 2000.

  In July 2000, the Corporation and Gururaj Deshpande, the Chairman of the Corporation's Board of Directors, entered into an Investor Agreement with Tejas Networks India Private Limited, a private company incorporated in India ("Tejas"), pursuant to which the Corporation and Mr. Deshpande agreed to each invest $2,200,000 in Tejas in exchange for equity shares of Tejas. Mr. Deshpande serves as a member of the Board of Directors of Tejas. The Corporation has also entered into a Services Consulting Agreement and an International Distributor Agreement with Tejas, under which Tejas will perform consulting services to the Corporation and will act as an international distributor of the Corporation.

  All transactions involving the Corporation and its officers, directors, principal stockholders and their affiliates, including those since the Corporation's initial public offering, will be and have been approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be and have been on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2

          AMEND THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                      COMMON STOCK OF THE CORPORATION FROM
                  1,500,000,000 SHARES TO 2,500,000,000 SHARES

General

  The Corporation's Amended and Restated Certificate of Incorporation currently authorizes the issuance of 1,500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In October 2000, the Board of Directors adopted a resolution approving an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 2,500,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

Current Use of Shares

  As of October 24, 2000, the Corporation had approximately [#] shares of Common Stock outstanding, approximately [#] shares of Common Stock reserved for future issuance under the Corporation's stock plans, of which approximately [#] shares are covered by outstanding options and approximately [#] shares are available for future grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Corporation has approximately [#] shares authorized under its Amended and Restated Certificate of Incorporation remaining available for other purposes.

Proposed Amendment to the Amended and Restated Certificate of Incorporation

  The Board of Directors has adopted resolutions setting forth the proposed amendment to Article 4 of the Corporation's Amended and Restated Certificate of Incorporation (the "Amendment"), declaring the advisability of the Amendment, and calling for submission of the Amendment for approval by the Corporation's stockholders at the Annual Meeting. The following is the text of Article 4 of the Corporation's Amended and Restated Certificate of Incorporation, as proposed to be amended:

    FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,505,000,000 shares, consisting of (i) 2,500,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

Purpose and Effect of the Proposed Amendment

  The Board of Directors believes that it is in the Corporation's best interests to increase the number of shares of Common Stock that the Corporation is authorized to issue. The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Corporation with the flexibility to issue Common Stock for proper corporate purposes which may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans and to effect stock splits, where the Board of Directors determines it advisable to do so.

  The Board of Directors believes that the proposed increase in the authorized Common Stock will make available sufficient shares to effect one or more of the previously mentioned purposes. No additional action or authorization by the Corporation's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Corporation reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

  Under the Corporation's Amended and Restated Certificate of Incorporation, the Corporation's stockholders do not have preemptive rights with respect to issuances of Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share, voting power and share holdings of current stockholders.

  The proposed Amendment could, under certain circumstances, have an anti-takeover effect. For example, in the event of an attempt to take control of the Corporation, it may be possible for the Corporation to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Corporation. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Corporation's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Corporation's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Corporation's business. However, the Board of Directors is not currently aware of any attempt to take control of the Corporation and the Board of Directors has not presented this proposal in response to any such attempt.

Recommendation of the Board

  The Board of Directors recommends that the stockholders vote FOR the proposal to amend the Corporation's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 1,500,000,000 shares to 2,500,000,000 shares.

                                PROPOSAL NO. 3

               AMEND THE CORPORATION'S 1999 STOCK INCENTIVE PLAN

  The Corporation's 1999 Stock Incentive Plan (the "1999 Plan") was adopted by the Board of Directors in August 1999 and approved by the stockholders of the Corporation in September 1999. The 1999 Plan will expire in accordance with its terms on October 21, 2009. Upon closing of the Corporation's initial public offering in October 1999, any shares not yet issued under the Corporation's predecessor 1998 Stock Incentive Plan were made available under the 1999 Plan. In addition, the 1999 Plan provides for an annual increase on the first day of the Corporation's fiscal year of the lesser of:

  .  9,000,000 shares;

  .  5% of the outstanding shares on the date of the increase; or

  .  a lesser amount determined by the Board.

  As of October 24, 2000, a total of [#] shares of common stock were reserved for issuance under the 1999 Plan. As of October 24, 2000, options to purchase [#] shares have been granted under the 1999 Plan and [#] remained available for future grant. All of such outstanding options were held by employees of the Corporation.

  The 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock awards and other stock-based awards.

  The Corporation's officers, employees, directors, consultants and advisors and those of its subsidiaries are eligible to receive awards under the 1999 Plan. Under present law, however, incentive stock options may only be granted to employees. No participant in the 1999 Plan may receive any award for more than 1,500,000 shares in any calendar year.

  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The Corporation may grant options at an exercise price less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. The 1999 Plan permits the Corporation's Board of Directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of Common Stock, by delivery to us of a promissory note or by any combination of the permitted forms of payment.

  The Corporation's Board of Directors administers the 1999 Plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. The Board may delegate authority under the 1999 Plan to one or more committees of the Board of Directors and, subject to certain limitations, to one or more of the Corporation's executive officers. The Corporation's Board of Directors has authorized the Compensation Committee or another committee appointed by the board to administer the 1999 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1999 Plan, the Corporation's Board of Directors, its Compensation Committee or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines:

  . the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

  .  the exercise price of options;

  .  the duration of options; and

  . the number of shares of Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

  In the event of a merger, consolidation, asset sale, liquidation or similar transaction resulting in a change of control of the Corporation, each outstanding option will immediately become fully exercisable with respect to the total number of shares subject to the option. However, an option would not so accelerate if the option is assumed or otherwise continued in full force by the successor entity, if the option is replaced with a cash incentive program of the successor corporation which presents the spread at the time of the change of control on the shares which were not otherwise then exercisable, or if the acceleration of the option is subject to other limitations imposed on the date of grant. Notwithstanding the foregoing, the number of vested shares will, immediately prior to a change of control, be increased by the number of shares that would have become vested on the date 12 months following a change of control (six months for persons employed less than one year prior to the change of control). If following a change of control the successor corporation terminates the employee without cause, all of his or her options will become vested upon the termination of his or her employment.

  No award may be granted under the 1999 Plan after the tenth anniversary of the effective date, but the vesting and effectiveness of Awards previously granted may extend beyond that date. The Corporation's Board of Directors may at any time amend, suspend or terminate the 1999 Plan, except that no award granted after an amendment of the 1999 Plan and designated as subject to
Section 162(m) of the Internal Revenue Code by the Corporation's Board of Directors shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment is approved by the Corporation's stockholders.

Certain Federal Income Tax Effects

  The following discussion of certain relevant federal income tax effects applicable to options and other awards which have been or are expected to be made under the 1999 Plan is a summary only, and reference is made to the Code and the regulations promulgated thereunder for a complete statement of all relevant federal tax provisions.

 Non-Qualified Stock Options

  An optionee generally will not be taxed upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Corporation will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

  If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the optionee.

 Incentive Stock Options

  An optionee will not be in receipt of taxable income upon the grant or exercise of an incentive stock option. If stock acquired pursuant to the timely exercise of an incentive stock option is later disposed of, the optionee will, except as noted below, recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. The Corporation, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of such stock by the optionee. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of the Corporation or a subsidiary at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee).

  If, however, stock acquired pursuant to the exercise of an incentive stock option is disposed of by the optionee prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition at ordinary income rates. In such case, the Corporation may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

 Stock Awards

  A plan participant generally will not be taxed upon the grant of an award of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the stock at the time the shares are no longer subject to a substantial risk of forfeiture (less any amounts paid by the participant). The Corporation will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time (less any amounts paid by the participant), notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The Corporation will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Corporation will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Corporation at the time of the election in respect of such forfeited shares.

Proposal and Reasons for the Amendments

  The Corporation's stockholders are being asked to approve an amendment to the 1999 Plan which will (a) increase the number of shares of Common Stock reserved for issuance under the plan by 25,000,000, and (b) revise the automatic annual share increase provision of the 1999 Plan so that the number of shares of Common Stock reserved for issuance under the 1999 Plan will automatically increase on the first day of each fiscal year of the Corporation by an amount equal to the lesser of (i) 18,000,000 shares, (ii) five percent (5%) of the number of shares of Common Stock outstanding on the first day of each fiscal year of the Corporation, or (iii) such lesser number of shares as determined by the Corporation's Board of Directors.

  The Corporation's Board of Directors has approved the amendment to the 1999 Plan, subject to stockholder approval. The Board believes the amendment to be in the Corporation's best interests because it will help the Corporation attract, retain and motivate the best available employees and officers and provide them with proprietary interest in the Corporation. The Corporation is experiencing rapid growth and competition for qualified employees is intense. The Board believes that the amendment will better enable the Corporation to respond to the demands of its rapid growth in an environment of extremely competitive hiring.

Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote FOR the proposal to amend the Corporation's 1999 Stock Incentive Plan to (a) increase the number of shares of Common Stock reserved for issuance under the 1999 Plan by 25,000,000, and (b) revise the automatic annual share increase provision of the 1999 Plan so that the number of shares of Commons Stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year of the Corporation by an amount equal to the lesser of (i) 18,000,000 shares, (ii) five percent (5%) of the number of shares of Common Stock outstanding on the first day of each fiscal year of the Corporation, or
(iii) such lesser number of shares as determined by the Corporation's Board of Directors.

                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Corporation has selected PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Corporation for the year ending July 31, 2001. PricewaterhouseCoopers LLP has acted as the Corporation's independent auditors since the Corporation's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the Board of Director's selection of PricewaterhouseCoopers LLP as the Corporation's independent auditors for fiscal year 2001, the Board of Directors will consider the matter at its next meeting.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote FOR the ratification of this selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's outstanding shares of Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended July 31, 2000, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 31, 2000.

                             STOCKHOLDER PROPOSALS

  To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2001 Annual Meeting of Stockholders of the Corporation, proposals of stockholders must be received at the Corporation's principal executive offices not later than July 9, 2001 and must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Corporation's proxy statement for that meeting. In accordance with the Corporation's Amended and Restated Bylaws, proposals of stockholders intended for presentation at the 2001 Annual Meeting of the Stockholders of the Corporation (but not intended to be included in the proxy statement for that meeting) must be received no earlier than September 15, 2001 and no later than October 5, 2001. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                         TRANSACTION OF OTHER BUSINESS

  At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                           EXPENSES AND SOLICITATION

  The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by certain of the Corporation's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Corporation may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $6,000 plus reimbursement of expenses and may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                                  Appendix A

                        CHARTER OF THE AUDIT COMMITTEE
             OF THE BOARD OF DIRECTORS OF SYCAMORE NETWORKS, INC.

  The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Sycamore Networks, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal and regulatory requirements and internal controls, and (3) the independence and performance of the Company's auditors.

  The Committee shall be comprised of three or more directors as determined by the Board. Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

  The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants and the financial and senior management of the Company.

  The Committee shall make regular reports to the Board.

  The Committee shall:

   1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Review the annual audited financial statements with management, including major issues regarding accounting principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

   3. Discuss with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

   4. Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standard No. 61, as amended.

   5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Form 10-Q.

   6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

   7. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor or management.

   8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the stockholders of the Company.

   9. Review and approve the annual engagement letter from the independent auditors, including the audit fees to be paid to the independent auditor.

  10. Oversee the independence of the Company's independent auditors by, among other things:

     (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating any relationships that may reasonably be thought to bear on the independence between the independent auditors and the Company; and

     (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to oversee the independence of the outside auditor.

  11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  12. Meet with the independent auditor prior to the audit to review the planning and scope of the audit.

  13. Obtain from the independent auditor assurance that it will inform the company's management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the company's financial statements, and assure that such information has been conveyed to the audit committee.

  14. Discuss with management and the independent auditor any condition which comes to their attention indicating that the Company's subsidiaries and affiliated entities, domestic and foreign, are not conforming to the applicable legal requirements or the Company's Code of Conduct.

  15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

  16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (i) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and

     (ii) Any changes required in the planned scope of the audit.

  17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  19. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  20. Meet with such frequency and at such intervals as the Committee shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

-------------------------------------------------                  -------------------------------------------
               Vote by Telephone                                                Vote by Internet
-------------------------------------------------                  -------------------------------------------

It's fast, convenient, and immediate!                              It's fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone                               immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

-------------------------------------------------                  -------------------------------------------
Follow these four easy steps:                                      Follow these four easy steps:
1.   Read the accompanying Proxy Statement                         1.    Read the accompanying Proxy
     and Proxy Card.                                                     Statement and Proxy Card

2.   Call the toll-free number                                     2.    Go to the Website
     1-877-PRX-VOTE (1-877-779-8683)                                     http://www.eproxyvote.com/scmr
                                                                         ------------------------------

3.   Enter your 14-digit Voter Control                             3.    Enter your 14-digit Voter Control
     Number located on your Proxy Card                                   Number located on your Proxy Card
     above your name.                                                    above your name.

4.   Follow the recorded instructions.                             4.    Following the instructions provided.
-------------------------------------------------                  -------------------------------------------

Your vote is important!                                            Your vote is important!
Call 1-877-PRX-VOTE anytime!                                       Go to http://www.eproxyvote.com/scmr anytime!

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so go to: http://www.eproxyvote.com/scmr and follow the instructions provided.

   Do not return your Proxy Card if you are voting by Telephone or Internet

[X] Please mark votes as in this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 THROUGH 4.

1. To elect the following two nominees to the Board of Directors to serve for three year terms as Class I Directors and until their respective successors are elected and qualified:

         Nominees:
         Timothy Barrows
         John Gerdelman

[_]  FOR             [_]  WITHHELD

--------------------------------------------------------------------------------

 For all nominees except as noted above. To withhold authority to vote for any individual nominee, write the name of the nominee on the above line.

2. To amend the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Corporation from 1,500,000,000 shares to 2,500,000,000 shares.

[_]  FOR   [_]  AGAINST  [_] ABSTAIN

3. To approve an amendment of the Corporation's 1999 Stock Incentive Plan to (a) increase the number of shares of Common Stock reserved for issuance under the plan by 25,000,000, and (b) revise the automatic annual share increase provision of the plan so that the number of shares of Common Stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year of the Corporation by an amount equal to the lesser of (i) 18,000,000 shares,
(ii) five percent (5%) of the number of shares of Common Stock outstanding on the first day of each fiscal year of the Corporation, or (iii) such lesser number of shares as determined by the Corporation's Board of Directors.

[_]  FOR   [_]  AGAINST  [_] ABSTAIN

4. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors of the Corporation for the fiscal year ending July 31, 2000.

[_]  FOR   [_]  AGAINST  [_] ABSTAIN

5. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

-----------------------------------------------

------------------------------------------------

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

--------------------------------------------------------
Signature                                          Date

--------------------------------------------------------
Signature                                          Date

                            SYCAMORE NETWORKS, INC.

PROXY

                   Proxy for Annual Meeting of Stockholders

                               December 14, 2000

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Smith and Frances M. Jewels, and each of them, proxies, with full power of substitution, to vote all shares of stock of Sycamore Networks, Inc. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, December 14, 2000 (the "Annual Meeting") at 9:00 A.M., local time, at The Omni Parker House Hotel, 60 School Street, Boston, Massachusetts 02108, and at any postponements and adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 6, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

                               SEE REVERSE SIDE